                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               EXIDE CORPORATION
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Notes:

                               EXIDE CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                     Bloomfield Hills, Michigan
                                                                  July 16, 1998

To our Stockholders:

  The Annual Meeting of Stockholders of Exide Corporation will be held on August 12, 1998, at 10:00 a.m. at the Company's facility at 413 East Berg Road, Salina, Kansas, for the following purposes:

  1. To elect the Company's Board of Directors;

  2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the current fiscal year; and

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Only stockholders at the close of business on July 7, 1998 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Bernard F. Stewart
                                          Secretary

  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                               EXIDE CORPORATION
                          1400 NORTH WOODWARD AVENUE
                       BLOOMFIELD HILLS, MICHIGAN 48304

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 July 16, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Exide Corporation (the "Company" or "Exide") to be used at the Annual Meeting of Stockholders of the Company on August 12, 1998, to be held at the Company's facility at 413 East Berg Road, Salina, Kansas. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about July 16, 1998. The Company's Annual Report to stockholders for fiscal year ended March 31, 1998 is enclosed.

  Only stockholders of record at the close of business on July 7, 1998 will be entitled to vote at the meeting. As of such date, there were 21,345,492 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote.

  The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting in person at the Annual Meeting.

  The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the Company. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

  Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and the inspectors will determine whether a quorum is present. The directors to be elected at the meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes of shares of Common Stock present in person or by proxy at the meeting.

  Abstentions may be specified on the proposal to ratify the appointment of the independent auditors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding such proposal. Ratification of the appointment of the independent auditors requires the approval of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.

  Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received voting instructions from beneficial owners. Consequently, brokers holding shares of Common Stock in street name who do not receive voting instructions are entitled to vote on the election of directors of the Company and ratification of the appointment of the independent auditors.

                           1. ELECTION OF DIRECTORS

  The directors to be elected at this meeting will serve until the next annual meeting or until their successors are elected. Each of the nominees for election as a director has agreed to serve if elected. All of the nominees are presently directors of the Company. In the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card. Nominees receiving a plurality of votes of shares of Common Stock present in person or by proxy at the meeting will be elected as directors.

  The following table sets forth certain information with respect to each nominee.

         NAME          AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
         ----          --- ----------------------------------------------------
 Arthur M. Hawkins      55 President, Chief Executive Officer and Director of
                            the Company since 1985 and Chairman since October
                            1989. Mr. Hawkins is also a director of Yuasa, Inc.
                            which is 13.5% owned by the Company. Prior to
                            joining Exide in June 1985, Mr. Hawkins was Group
                            Executive of ITT's worldwide automotive operations.
                            He has spent twenty years in the automotive
                            industry including six years with Tenneco
                            Automotive as a Senior Vice President of their
                            Automotive Division, General Manager of Walker
                            Manufacturing Company and Operations Vice President
                            of Monroe Automotive Equipment Company. Prior to
                            joining Tenneco Automotive, he held various
                            managerial and executive positions with Chrysler
                            Corporation, including assignments to Latin
                            America, Mexico, Australia, Europe and North
                            America.
 Douglas N. Pearson     54 Executive Vice President, President--North American
                            Operations of the Company primarily responsible for
                            its automotive business since June 1985 and a
                            director since March 1988. Prior to joining Exide,
                            Mr. Pearson was Vice President of Sales and
                            Marketing for Monroe Automotive Equipment Company,
                            a division of Tenneco Automotive. Mr. Pearson spent
                            fifteen years with Tenneco Automotive and held
                            various managerial and executive positions within
                            their Automotive Division including Regional Sales
                            Manager, Vice President of National Account Sales
                            and Vice President of Corporate Planning,
                            Development and Far East Operations.
 Robert H. Irwin        70 Director of the Company since July 1990. Mr. Irwin
                            is currently retired and serves various companies
                            in a consulting capacity. Prior to his retirement,
                            Mr. Irwin held the office of President of The
                            Batesville Casket Company, a subsidiary of
                            Hillenbrand Industries, for seven years. Mr.
                            Irwin's career also includes 30 years at Chrysler
                            Corporation in a variety of engineering and
                            managerial positions. Mr. Irwin is also a director
                            of Le Roy Industries, Inc. (a manufacturer of
                            automotive parts).
 Thomas J. Reilly, Jr.  58 Director of the Company since 1996. Until 1996, Mr.
                            Reilly was a partner with Arthur Andersen LLP which
                            he joined in 1965. Mr. Reilly is also a director of
                            Richards Apex, Inc. (a chemical manufacturing
                            company) and R.W. Sauder, Inc. (an egg processing
                            and marketing company).
 Arthur R. Taylor       69 Director of the Company since October 1993. Prior to
                            his retirement, Mr. Taylor gained 35 years of
                            financial and manufacturing experience in a variety
                            of positions, including Director--Corporate Studies
                            and Director--Finance & Operations of Chrysler
                            Corporation and Canadian Representative for the
                            Vertol Division of The Boeing Company.
 James T. Watson        62 Director of the Company since 1997. Mr. Watson spent
                            32 years, until 1995, with Chrysler Corporation in
                            various management positions, including Director--
                            International Procurement. He is currently serving
                            as a director of North American procurement for
                            Porsche AG.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES; COMPENSATION OF DIRECTORS

  The Board of Directors held nine meetings during fiscal 1998. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which he served.

  The Board of Directors has a Compensation Committee and an Audit Committee. The present members of the Compensation Committee are Mr. Irwin (Chairman), Mr. Dolive, Mr. Watson and Mr. Reilly. The responsibilities of the Compensation Committee include reviewing and approving executive remuneration and supervising the administration of the Company's employee benefit plans. The Compensation Committee met three times during fiscal 1998. The present members of the Audit Committee are Mr. Taylor (Chairman), Mr. Irwin, Mr. Watson, Mr. Dolive and Mr. Reilly. The responsibilities of the Audit Committee include recommending to the Board of Directors the independent certified public accountants to be selected to conduct the Company's annual audit and reviewing the accounting and financial controls used by the Company. The Audit Committee met four times during fiscal 1998. The Company does not have a nominating committee.

  Directors who are not officers or employees of the Company receive a quarterly retainer fee of $7,000, plus $2,500 per quarter for committee chairs plus reimbursement of expenses for attending each meeting of the Board of Directors or any committee thereof. Pursuant to the 1996 Non-Employee Director Stock Plan, as amended, at least 50% of such fees are paid in Common Stock, subject to increase if the director so desires. In addition, under the Plan each such director receives an award of 500 shares of Common Stock effective as of the conclusion of each annual meeting at which he is elected. Each non-employee director also received under the Plan in fiscal 1998, with shareholder approval, a one-time grant of 2,442 shares of Common Stock, subject to vesting at the rate of 20% per year at each annual meeting at which he is re-elected, commencing with this year's meeting.

STOCK OWNERSHIP

  The following table sets forth, as of July 10, 1998, certain information regarding beneficial ownership of Common Stock by the Company's directors and the executive officers named in the Summary Compensation Table below and by each person and entity that, to the knowledge of the Company based upon filings with the Securities and Exchange Commission ("SEC"), beneficially owned more than five percent of the Common Stock. Except as indicated in the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. Except as otherwise indicated, the address of each person listed below is the address of the Company.

                                 NUMBER OF    PERCENT
                                  SHARES        OF
      NAME OF BENEFICIAL OWNER      (A)        CLASS
      ------------------------   ---------    -------
      Arthur M. Hawkins.......   2,476,942(b)  11.5%
      Douglas N. Pearson......     540,675(b)   2.5%
      William J. Rankin.......     113,245        *
      Alan E. Gauthier........      89,420(b)     *
      Earl Dolive.............       6,589        *
      Robert H. Irwin.........      33,821        *
      Thomas J. Reilly, Jr....       4,589        *
      Arthur R. Taylor........       3,548        *
      James T. Watson.........       5,237        *
      All directors and
       executive officers of
       the Company
       as a group (9 persons).   3,274,066     15.2%
      State of Wisconsin
       Investment Board.......   2,685,000     12.6%
       P.O. Box 7842
       Madison, WI 53707
      Franklin Resources Inc..   1,623,808      7.6%
       777 Mariners Island
       Blvd.
       San Mateo, CA 94403
      Loomis, Sayles &
       Company, L.P...........   1,428,530      6.7%
       One Financial Center
       Boston, MA 02111
      State Street Research &
       Management Co..........   1,190,000      5.6%
       One Financial Center
       Boston, MA 02111
      Schneider Capital
       Management, L.P........   1,096,500      5.1%
       460 E. Swedesford
       Wayne, PA 19087

--------
*  Less than 1%.
(a) Mr. Hawkins' shares include 5,000 shares owned by his children as to which he disclaims beneficial ownership and Mr. Gauthier's shares include 700 shares held by his wife and children as to which he disclaims beneficial ownership.
(b) Includes shares issuable upon the exercise of presently exercisable stock options as follows:
    Mr. Hawkins -- 186,000
    Mr. Pearson--  26,600
    Mr. Gauthier--  40,600

EXECUTIVE COMPENSATION

  The table below shows information concerning compensation for the Company's executive officers for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL
                                 COMPENSATION      LONG TERM COMPENSATION
                               ----------------- --------------------------
                                                   RESTRICTED   SECURITIES   ALL OTHER
                        FISCAL                   STOCK AWARD(S) UNDERLYING  COMPENSATION
                         YEAR   SALARY  BONUS(1)     ($)(2)     OPTIONS (#)      (3)
                        ------ -------- -------- -------------- ----------- ------------
Arthur M. Hawkins......  1998  $900,000   -0-         -0-        1,000,000    $15,119
  President and Chief
   Executive             1997   900,000   -0-         -0-          130,000     13,060
  Officer                1996   900,000   -0-         -0-              -0-      7,950
Douglas N. Pearson.....  1998  $450,000   -0-         -0-          100,000    $11,665
  Executive Vice
   President, President  1997   450,000   -0-         -0-           53,000     11,312
  --North American
   Operations            1996   450,000   -0-         -0-              -0-     15,887
Alan E. Gauthier.......  1998  $300,000   -0-         -0-           60,000    $11,210
  Executive Vice
   President and         1997   300,000   -0-         -0-           35,000     10,448
  Chief Financial
   Officer               1996   300,000   -0-         -0-           40,000     16,019
William J. Rankin......  1998  $230,000   -0-         -0-              -0-    $15,085
  Executive Vice
   President--           1997   230,000   -0-         -0-              -0-     16,411
  Group Operations       1996   230,000   -0-         -0-              -0-     17,047

--------
(1) Bonus amounts shown are those accrued for and paid in or after the end of the fiscal year listed.
(2) The number and value of the aggregate restricted stock holdings of each of the named executive officers at March 31, 1998 was as follows: Mr. Hawkins, 240,406 ($4,071,987); Mr. Pearson, 61,840 ($1,047,445); Mr.
    Gauthier, 30,920 ($523,723); and Mr. Rankin, 30,920 ($523,723). The shares of restricted stock held by Messrs. Hawkins, Pearson, Gauthier and Rankin vested on April 28, 1998. Each of such named executive officers is entitled to dividends paid on such restricted stock holdings.
(3) Includes for fiscal 1998 (a) accrued contributions for the Exide Salaried Retirement and 401(k) Plan and (b) payments for term life insurance as follows:

                                                                    (A)     (B)
                                                                   ------ ------
        Mr. Hawkins............................................... $8,373 $6,746
        Mr. Pearson...............................................  8,494  3,171
        Mr. Gauthier..............................................  8,463  2,747
        Mr. Rankin................................................  7,838  9,247

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES
                                                                                    OF STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                                 FOR OPTION TERM
                         -----------------------------------------------            ---------------------------
                              NUMBER OF        % OF TOTAL
                             SECURITIES      OPTIONS GRANTED EXERCISE OR
                             UNDERLYING      TO EMPLOYEES IN BASE PRICE  EXPIRATION
          NAME           OPTIONS GRANTED (#)   FISCAL YEAR   (PER SHARE)  DATE(1)   0%   5% ($)(2)  10% ($)(2)
          ----           ------------------- --------------- ----------- ---------- --- ----------- -----------
Mr. Hawkins.............      1,000,000           50.6%        $16.625     5/1/07   -0- $10,455,373 $26,495,968
Mr. Pearson.............        100,000            5.1          16.625     5/1/07   -0-   1,045,537   2,649,597
Mr. Gauthier............         60,000            3.4          16.625     5/1/07   -0-     627,322   1,589,758
Mr. Rankin..............            -0-            -0-             --         --    N/A         N/A         N/A

--------
(1) Such options do not vest or become exercisable prior to May 1, 2007 unless the market price of the Common Stock after the grant date increases. 40% became vested in December 1997 when the price exceeded $30 per share. Another 40% will become vested if the price reaches $50, and the last 20% will become vested if it reaches $75. As to each portion which vests, such options become exercisable 40% on vesting and 20% each on the first, second and third anniversaries.
(2) The amounts shown in these two columns represent potential realizable values using the options granted and the exercise prices. The assumed rates of stock price appreciation are set by SEC rules and are not intended to forecast the future appreciation of the Common Stock.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                 NUMBER OF SECURITIES
                          SHARES                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                         ACQUIRED               OPTIONS AT FISCAL YEAR     IN-THE-MONEY OPTIONS
                            ON                          END (#)           AT FISCAL YEAR END ($)
                         EXERCISE    VALUE     ------------------------- -------------------------
          NAME             (#)    REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- ------------ ----------- ------------- ----------- -------------
Mr. Hawkins.............   -0-        N/A        186,000      944,000      50,080       262,920
Mr. Pearson.............   -0-        N/A         26,600      126,400       5,008        26,292
Mr. Gauthier............   -0-        N/A         32,600      102,400       3,004        15,775
Mr. Rankin..............   -0-        N/A            -0-          -0-         -0-           -0-

 Executive Employment Agreements

  The Company entered into employment agreements with Mr. Hawkins in June 1985, Mr. Pearson in June 1985. Mr. Rankin in June 1987. Such agreements currently provide for annual base salaries of not less than $900,000, $450,000 and $230,000, respectively. These agreements do not contain a stated termination date, but may be terminated by either party on notice to the other. These agreements also prohibit each executive from engaging in certain competitive activities for two years after termination.

  The following Compensation Committee Report on Executive Compensation and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement incorporating this Proxy Statement into any such filing, except to the extent the Company specifically incorporates such information by reference in such a filing.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's compensation program is designed to enable the Company to attract and retain highly qualified personnel to serve as executive officers and to motivate them to achieve corporate performance objectives which will enhance shareholder value. The principle elements of the Company's compensation for its executive officers are base salary, incentive cash bonuses and long term stock awards.

  The base salary of the Company's executive officers is reviewed annually and evaluated with those of consumer product manufacturers of similar complexity and dollar volume. The executive salaries are commensurate with those of other executives in comparable positions and the salaries of the domestic executive officers were last adjusted in April 1995.

  Annual incentive cash bonuses have not been awarded to any of the Company's domestic executive officers in the past three fiscal years. Bonuses for the domestic executives are predicated on the entire Company's prior year performance and the new year's planned results. Based on this data, the Committee sets aggressive bonus targets, based on profit before interest and taxes, requiring significant improvement over the prior year's actual performance. The Company must achieve this improvement before the domestic executive officers become eligible for annual cash incentive bonuses. These incentive bonuses can represent a significant portion of the short term total cash compensation of the Company's executive officers and consequently they are incentivized to achieve or exceed short term established objectives.

  The long term incentives provided executives take the form of stock options which vest in increments over predetermined periods of time. The exercise price of the options is the share value on the day of the option grant. Executives can only benefit from such options when the market price of the Company's shares increases significantly over the predetermined time period allowing the executive to buy at the exercise price and sell at the then current market price when the options vest.

  The Compensation Committee is composed only of non-employee directors and is committed to structuring executive long term compensation programs which will significantly reward the executives if the long term shareholder value increases as reflected by continuing share price improvement.

  Incentive programs which are both ambitious and realistic encourage participants to achieve the goals, but, if the tasks given to the executives to realize the intended benefits are unrealistic, the program will be counter-productive and will not encourage the participants to maximize their capabilities to the benefit of the Company and its stockholders. Being cognizant of this fact, the Compensation Committee has developed programs and is committed to structuring long term executive compensation programs that are intended to significantly improve the long term shareholder value of the Company.

  Section 162(m) of the Internal Revenue Code sets a $1 million limit on deductions for the compensation of each executive officer. Such provision permits some performance-based compensation to be excluded from this limit. However, the Committee has concluded that compliance with the conditions for such exclusion would unduly limit its ability to structure appropriate bonus plans for the executive officers and determined, in light of the small deduction which might be lost, not to attempt to make such plans comply with such conditions.

                            COMPENSATION COMMITTEE

                           Robert H. Irwin, Chairman
                                  Earl Dolive
                             Thomas J. Reilly, Jr.
                                James T. Watson

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total returns of (i) the Company's Common Stock, (ii) the Standard & Poor's(R) 500 Composite Stock Index ("S&P 500") and (iii) the average of the common stock prices of Echlin Inc., Federal-Mogul Corporation and Standard Motor Products, Inc., which companies are automobile parts manufacturers (the "Peer Group"), from October 29, 1993 through March 31, 1998. The graph assumes that $100 was invested on October 29, 1993 in each (using the closing price of the Company's Common Stock on such date of $26.875 per share following its initial public offering at $20.00 per share) and that dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG COMPANY, S&P 500 INDEX AND PEER GROUP
                    FROM OCTOBER 29, 1993 TO MARCH 31, 1998

                                     LOGO

                EXIDE CORP            PEER GROUP              S&P 500
10/29/93            100                   100                    100
 3/31/94         137.76                 94.85                  96.45
 3/31/95         137.05                105.02                 111.46
 3/31/96          87.34                101.54                 147.25
 3/31/97          61.39                104.37                 176.44
 3/31/98          63.74                180.34                 261.12


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  To the knowledge of the Company, all directors and executive officers of the Company timely filed all reports required of them under Section 16 of the Securities Exchange Act of 1934.

                             CERTAIN TRANSACTIONS

  In July 1988, the Company entered into a net lease with a corporation whose stockholders include Messrs. Hawkins, Pearson and Rankin. This corporation owns approximately 70 acres of land in Michigan which the Company uses for customer meetings and other business purposes. The lease, which was extended in August, 1996, expires on July 1, 2002 and provides for rental payments of $26,204 per quarter. The Company has the option, exercisable at any time during the term of this lease and any extension thereto, to purchase the leased property at its appraised market value.

             2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors proposes that the stockholders ratify the appointment by the Audit Committee of Arthur Andersen LLP to serve as the Company's independent auditors for the 1999 fiscal year. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS.

                               OTHER INFORMATION

  Management has no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

  Stockholder proposals to be presented at the 1999 Annual Meeting must be received by the Company on or before March 16, 1999, for inclusion in the proxy statement relating to that meeting. Proposals should be sent to the attention of the Secretary of the Company. In addition, the Company's By-laws contain certain requirements with respect to the submission of proposals and the nomination of directors at any stockholder meeting.

  The Company will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the attention of the Corporate Secretary, Exide Corporation, 645 Penn Street, Reading, Pennsylvania 19601-4205.

                                     PROXY

                      Solicited by the Board of Directors

                              EXIDE CORPORATION

                     1400 North Woodward Avenue, Suite 130
                       Bloomfield Hills, Michigan 48304

     The undersigned hereby appoints Bernard F. Stewart and Alan E. Gauthier, and each of them, proxies, with power of substitution and revocation, to vote the stock of Exide Corporation which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on August 12, 1998 and at any adjournment or postponement thereof, with all the powers the undersigned would possess if present, with respect to the following:

               (Continued and to be signed on the reverse side.)

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                               EXIDE CORPORATION

                                August 12, 1998

             .  Please Detach and Mail in the Envelope Provided  .
--------------------------------------------------------------------------------

A  [X]  Please mark your
        votes as in this
        example.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

                                             WITHHOLD
                           FOR               AUTHORITY
                      all nominees          to vote for
                  (except as indicated)    all nominees
1.  Election of            [_]                  [_]
    Directors:

(To withhold authority to vote for any nominee, strike out that nominee's name.)


Nominees:   Arthur M. Hawkins
            Douglas N. Pearson
            Robert H. Irwin
            Thomas J. Reilly, Jr.
            Arthur R. Taylor
            James T. Watson

                                                   FOR       AGAINST     ABSTAIN
2.  Ratification of the appointment of Arthur      [_]         [_]         [_]
    Andersen LLP as the Company's
    independent public accountants.

3. In their discretion the proxies are authorized to vote upon any other matter which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR ALL NOMINEES LISTED
AND FOR ITEM 2.

       I plan to attend the meeting.   [_]


PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.


                                                                                       Dated:
-------------------------------     ------------------------------------------                 ____________, 1998
          (SIGNATURE)                      (SIGNATURE IF HELD JOINTLY)


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------